UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 19, 2008 (February 12, 2008)

IMPLANT SCIENCES CORPORATION
(Exact name of Registrant as Specified in its Charter)

MASSACHUSETTS
(State or Other Jurisdiction of Incorporation)

001-14949	04-2837126
(Commission File Number)	(I.R.S. Employer Identification Number)

107 Audubon Road, #5
Wakefield, Massachusetts 01880
 (Address of Principal Executive Offices, including Zip Code)

(781) 246-0700
 (Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On February 12, 2008, Implant Sciences Corporation (the “Company” or “Implant”) entered into a Term Sheet (the “Term Sheet”) with Ion Metrics, Inc. (“IMI”) to acquire substantially all of the assets and certain enumerated liabilities of IMI.  The Term Sheet is intended to constitute a binding agreement in principle between Implant and IMI.

The form of the transaction will be to effect a tax-free reorganization, as outlined in Regulation 368 of the IRS tax code, also known as a “forward triangular merger,” pursuant to which IMI will merge into and with a wholly-owned acquisition subsidiary of IMX under Section 368(a)(2)(D) of the Internal Revenue Code.

As part of the transaction, the Company will issue to the former stockholders of IMI consideration consisting of 2,000,000 shares of the Company’s common stock, par value $0.10 per share.

Both parties agree to work toward execution of definitive agreements and transaction on or before March 15, 2008.

Reference is made to the Term Sheet, which is being filed as an Exhibit to this Form 8-K. All statements made with respect to the transaction discussed in this Item 1.01 are qualified by such reference.

 Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.                      Description

99.1	Term Sheet between Implant Sciences Corporation and Ion Metrics, Inc. dated February 12, 2008.

99.2	Press Release dated February 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPLANT SCIENCES CORPORATION

Date:  February 19, 2008                                                                     By:  /s/ Phillip Thomas
Phillip Thomas, Chief Executive Officer